UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011
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FNB United Corp.
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

By letter, dated November 30, 2011, The Nasdaq Stock Market notified FNB United Corp. (the “Company”) that the Company has met the requirements for continued listing on The Nasdaq Stock Market, where it trades under the symbol “FNBN.”

As previously reported, the Company completed a one-for-one hundred reverse stock split of its common stock as of October 31, 2011.  A purpose of the reverse stock split was to increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market.  Trading of the Company's common stock on The Nasdaq Capital Market continued, on a split-adjusted basis, with the opening of the markets on Tuesday, November 1, 2011, under new CUSIP number 302519 202.  The reverse stock split was adopted by the Company's board of directors and approved by the Company's shareholders at the 2011 Annual Meeting of Shareholders held on October 19, 2011.

For more information regarding the Company's reverse stock split, please refer to the Company’s filing on Form 8K, dated November 1, 2011 and the Joint Proxy Statement/Prospectus dated September 15, 2011, filed by the Company with the Securities and Exchange Commission on September 16, 2011.

About FNB United Corp.

FNB United Corp. is the Asheboro, N.C.-based bank holding company for CommunityOne Bank, N.A. and Bank of Granite. Opened in 1907, CommunityOne Bank operates 45 offices in 38 communities throughout central, southern and western North Carolina, and offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. Founded in 1906, Bank of Granite operates 18 full-service banking offices in seven North Carolina counties—Burke, Caldwell, Catawba, Iredell, Mecklenburg, Watauga and Wilkes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB United Corp. (Registrant)

December 12, 2011 (Date)	/s/ David L. Nielsen David L. Nielsen Chief Financial Officer